                                                  Exhibit 3(c)

                          AMENDED ARTICLES OF INCORPORATION

                                          OF

                           COLUMBUS SOUTHERN POWER COMPANY



                        ARTICLE I:  Name and Principal Office

               The name of the Corporation shall be Columbus Southern Power Company, and its principal office shall be located in the City of Columbus, Franklin County, Ohio.


                                 ARTICLE II:  Purpose

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, as now in effect or hereafter amended.


                           ARTICLE III:  Authorized Shares

               The maximum number of shares which the Corporation is authorized to have outstanding shall be Thirty-Three Million Five Hundred Thousand (33,500,000), classified as follows: (a) Two Million Five Hundred Thousand (2,500,000) shares shall be Cumulative Preferred Shares, of the par value of One Hundred Dollars ($100.00) per share; (b) Seven Million (7,000,000) shares shall be Cumulative Preferred Shares, of the par value of Twenty-Five Dollars ($25.00) per share; and (c) Twenty-Four Million (24,000,000) shares shall be Common Shares, without par value.

               "Cumulative Preferred Shares ($100.00)", when used herein, shall refer to all series of Cumulative Preferred Shares of the par value of One Hundred Dollars ($100.00) per share; "Cumulative Preferred Shares ($25.00)", when used herein shall refer to all series of Cumulative Preferred Shares of the par value of Twenty-Five Dollars ($25.00) per share, and "Cumulative Preferred Shares", when used herein, shall refer collectively to all series of Cumulative Preferred Shares ($100.00) and Cumulative Preferred Shares ($25.00).


                             ARTICLE IV:  Terms of Shares

          1. Priority. The Cumulative Preferred Shares ($100.00) and the Cumulative Preferred Shares ($25.00) shall be of equal rank and, except as to matters relating to the par values and voting rights thereof, and permitted variations between the respective series thereof, shall confer equal rights upon the holders thereof. The holders of the Common Shares are subject to all of the rights and preferences of the holders of the Cumulative Preferred Shares.


          2. Voting Rights. Except as otherwise expressly provided in this Article IV or required by the law of the State of Ohio, the holders of the Cumulative Preferred Shares shall not be entitled to vote. The holders of the Common Shares shall be entitled to one vote per share upon all matters presented to the shareholders. Whenever, pursuant to the provisions of this Article IV or the law of the State of Ohio, the holders of the Cumulative Preferred Shares shall be entitled to vote, every holder of Cumulative Preferred Shares ($100.00) shall be entitled to one (1) vote per share, and every holder of Cumulative Preferred Shares ($25.00) shall be entitled to one-fourth (1/4) of one (1) vote per share.

               Except as otherwise specifically provided in this Article IV, any action to be taken by the shareholders of the Corporation under any provision of the Ohio Revised Code which would require the affirmative vote of two-thirds of the voting power of the Corporation unless otherwise provided in the Articles of Incorporation may be taken by the affirmative vote of the majority of the voting power of the Corporation.

               No holder of shares of any class of stock of the Corporation shall have the right to vote cumulatively in the election of directors.

          3. Pre-emptive Rights. No holder of shares of any class of stock of the Corporation shall have any pre-emptive right to purchase any shares of stock of the Corporation, or securities convertible into or carrying rights to purchase shares, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          4. Cumulative Preferred Shares - Issuance in Series. The Board of Directors is authorized to cause the Cumulative Preferred Shares to be issued in one or more series, and with respect to each such series to fix:

                         (i)    the  distinctive   serial  designation  and
                    number of shares of the series;

                         (ii) the dividend rate or rates (which may be fixed or variable) of the series, or the method by which such rate or rates shall be determined;

                         (iii) the dates of payment of dividends, and the date or dates from which dividends shall be cumulative;

                         (iv)   the   redemption   rights   (if  any)   and
                    redemption price or prices for shares of the series;

                         (v) the sinking fund requirements (if any) for the purchase or redemption of shares of the series;

                         (vi) the amount or amounts which shall be payable to the holders of shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, which amount or amounts may differ in the event of voluntary or involuntary liquidation, dissolution or winding up;

                         (vii) the rights (if any) of the holders of shares of the series to convert such shares into shares of any other series or class or other securities, and the terms and conditions of any such conversion; and

                         (viii) any other preferences, rights, restrictions
                    or qualifications permitted by law and not inconsistent with the provisions of this ARTICLE IV which apply to all series of Cumulative Preferred Shares.

          5. Dividends. The holders of each series of Cumulative Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available, cash dividends at the rate or rates and payable on the dates fixed for such series as herein provided; dividends on all series shall be cumulative.

               In no event, so long as any Cumulative Preferred Shares shall be outstanding, shall any dividend, whether in cash or in property, be paid or declared, nor shall any distribution be made, on any Common Shares or any other shares of the Corporation ranking junior to the Cumulative Preferred Shares in respect of dividends or assets, nor shall any such junior shares be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on the Cumulative Preferred Shares of all series for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions of this Division 5 shall not, however, apply to a dividend payable in such junior shares, nor to the acquisition of such junior shares in exchange for or through application of the proceeds of the sale of junior shares, nor to the acquisition of junior shares issued for cash or property subsequent to the date of issuance of the Cumulative Preferred Shares outstanding at the time of such acquisition to the extent of the cash received or the cost or fair value (whichever is less) of property received as consideration for the issue of such junior shares, nor to the transfer of any amount from surplus to stated capital.

               Subject to the foregoing provisions of this Division 5 and to any limitations established by the Board of Directors in connection with the creation of any series of Cumulative Preferred Shares, the Board of Directors may declare, out of any funds legally available therefor, dividends (payable in cash, shares or otherwise) upon the then outstanding Common Shares and no holders of Cumulative Preferred Shares of any series shall be entitled to share therein.

          6. Liquidation Rights. Before any amount shall be paid to, or any assets distributed among, the holders of the Common Shares upon any liquidation, dissolution or winding up of the affairs of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holders of Cumulative Preferred Shares of each series at the time outstanding shall be entitled to be paid in cash the amount fixed for the particular series as herein provided, together with a sum in the case of each share of each series, computed at the annual dividend rate for the series of which such share is a part, from the date from which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate of the dividends theretofore and on such date paid thereon; but no payments on account of such distributive amounts shall be made to the holders of any series of Cumulative Preferred Shares unless there shall likewise be paid at the same time to the holders of each other series of Cumulative Preferred Shares like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Cumulative Preferred Shares of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the affairs of the Corporation other than the amounts referred to in this Division 6. Neither the consolidation or merger of the Corporation with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this Division 6.

               All assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of all outstanding Cumulative Preferred Shares of the full distributive amounts to which they are entitled as herein provided shall be divided among and paid to the holders of the Common Shares according to their rights and interests.

          7. Actions Requiring Vote of Two-Thirds of Voting Power of Cumulative Preferred Shares. So long as any Cumulative Preferred Shares of any series are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of at least two-thirds of the voting power of the Cumulative Preferred Shares then outstanding:

               (a) amend, alter, or repeal any of the rights, preferences or powers of the holders of the Cumulative Preferred Shares so as to affect adversely any such rights, preferences or powers; provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or powers of one or more, but not all, series of Cumulative Preferred Shares at the time outstanding, only the consent of the holders of at least two-thirds of the voting power of each series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized amount of Cumulative Preferred Shares or to create or authorize, or increase or decrease the amount of, any class of stock ranking on a parity with the Cumulative Preferred Shares as to dividends or assets shall not be deemed to affect adversely the rights, preferences or powers of the holders of the Cumulative Preferred Shares or any series thereof; or

               (b) create or authorize any shares of any class of stock ranking prior to the Cumulative Preferred Shares as to dividends or assets.

          8. Action Requiring Vote of Majority of Voting Power of Cumulative Preferred Shares. So long as any Cumulative Preferred Shares of any series are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of at least a majority of the voting power of the Cumulative Preferred Shares then outstanding, increase the total authorized amount of Cumulative Preferred Shares or create or authorize any shares of any class of stock ranking on a parity with the Cumulative Preferred Shares as to dividends or assets.

          9. Election of Directors by Holders of Cumulative Preferred Shares. If at any time dividends on any series of Cumulative Preferred Shares shall be in arrears in an amount equal to payments for six full quarters or more (or, with respect to Cumulative Preferred Shares which are not payable for quarterly dividend periods, an amount equal to payments for a number of dividend periods containing not less than 540 days), the holders of all series of Cumulative Preferred Shares, voting together as a single class, shall be entitled to elect two members of the Board of Directors of the Corporation until such time as all arrearages in dividends on the Cumulative Preferred Shares shall have been paid or declared and set apart for payment. Whenever the right to elect directors shall have accrued to the holders of the Cumulative Preferred Shares, as herein provided, the President of the Corporation shall call a meeting for the election of directors, such meeting to be held not less than forty-five (45) days and not more than ninety (90) days after the accrual of such right. The term of office of all directors of the Corporation shall terminate at the time of any such meeting or adjournment thereof held for the purpose of electing a new Board of Directors, at which a quorum of the holders of the Cumulative Preferred Shares, or a quorum of the holders of shares otherwise entitled to vote, shall be present in person or by proxy, notwithstanding that the term for which such directors were elected shall not then have expired. In the event that at any such meeting a quorum of the holders of the Cumulative Preferred Shares shall not be present in person or by proxy, the holders of the shares otherwise entitled to vote, if a quorum thereof be present in person or by proxy, may temporarilY elect the directors which the holders of the Cumulative Preferred Shares were entitled but failed to elect, such directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the Cumulative Preferred Shares. At any such meeting, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding Cumulative Preferred Shares shall be required to constitute a quorum of Cumulative Preferred Shares for the election of directors; provided, however, that the holders of a majority of the voting power of the Cumulative Preferred Shares present in person or by proxy shall have the power to adjourn such meeting for the election of directors from time to time without notice other than announcement at the meeting.

               Whenever the Cumulative Preferred Shares shall be entitled to elect directors, any holder of record of Cumulative Preferred Shares shall have the right, during regular business hours, in person or by a duly authorized representative, to examine the Corporation's stock records of Cumulative Preferred Shares for the purpose of communicating with other holders of such shares with respect to the exercise of such right of election and to make a list of such holders.

               Whenever the Cumulative Preferred Shares shall be divested of such voting right, and a request to such effect signed by any holder of record of any other class of shares then entitled to vote for the election of directors shall be delivered to the Corporation at its principal office not less than one hundred twenty (120) days prior to the date for the annual meeting next following the date of such divesting, the President of the Corporation shall call a special meeting of the holders of the shares then entitled to vote for directors to be held within sixty (60) days after the receipt of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify. The term of office of all directors of the Corporation shall terminate at the time of any such special meeting or adjournment thereof at which a quorum of the holders of shares then entitled to vote for directors shall be present in person or by proxy, notwithstanding that the term for which such directors had been elected shall not have expired.

               If, during any interval between annual meetings of shareholders for the election of directors and while the Cumulative Preferred Shares shall be entitled to elect directors, the number of directors in office who have been elected by the holders of the Cumulative Preferred Shares or by the Common Shares, as the case may be, shall by reason of resignation, death or removal, be less than the total number of directors subject to election by the holders of shares of such class, (a) the vacancy or vacancies shall be filled by a majority vote of the remaining directors then in office who were elected by such class or who succeeded directors so elected, although such majority be less than a quorum (or by the remaining such director, if only one), and (b) if any vacancy which occurred more than six months prior to the date for the next ensuing annual meeting is not so filled within forty (40) days after the occurrence thereof, the President of the Corporation shall call a special meeting of the holders of the shares of such class and such vacancy shall be filled at such special meeting.

          10.  Redemption of  Cumulative Preferred Shares.   Subject to the
               express terms of each series, redemption of Cumulative Preferred Shares may be effected as provided in this Division 10 at any time or from time to time by paying in cash the redemption price of the shares of the particular series, fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which that share is a part, from the date from which dividends on such share become cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid thereon. Notice of such redemption shall be given, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption, by mail to each holder of record of such shares at such holder's address on the books of the Corporation on the record date fixed for the purpose by the Board of Directors.

               In case of the redemption of a part only of the shares of such series, the shares to be redeemed shall be selected by lot or by such other manner of random selection as the Board of Directors shall approve.

               If notice of redemption shall have been duly given, and if on the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, from and after the date fixed for redemption the shares so to be redeemed shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right of the holders thereof to receive on and after the date fixed for redemption, out of the funds so set aside in trust, the amount payable upon redemption, without interest. The Corporation may, after giving notice as provided above, or after giving to the bank or trust company hereinafter referred to irrevocable authorization to mail such notice, and at any time prior to the redemption date specified in such notice, deposit in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, with directions to pay to the holders of the shares to be redeemed the amounts payable upon such redemption upon surrender of the certificate or certificates for shares held by such holders, funds necessary for such redemption with a bank or trust company having capital, surplus and undivided profits aggregating at least $5,000,000, designated in such notice, and, upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive at any time from and after the date of such deposit, the amount payable upon redemption thereof, without interest.

               Any monies deposited in trust by the Corporation pursuant to this Division 10 which remain unclaimed at the end of seven years from the date fixed for redemption shall be repaid upon its request, expressed in a resolution of its Board of Directors, to the Corporation, and thereafter, the holders of shares so called for redemption shall be deemed unsecured creditors of the Corporation, entitled to look only to the Corporation for payment of an amount equal to the sum payable on redemption, without interest.

          11.  Subject  to and  in accordance with  the provisions  of this
               Article IV, there is hereby created a series of Cumulative Preferred Shares of the par value of $100 per share which shall be designated "Cumulative Preferred Shares, 9.50% Series" and shall consist of a maximum of 750,000 Cumulative Preferred Shares of such series. Shares of such series redeemed or otherwise acquired by the Corporation shall be retired and shall thereafter be authorized and unissued shares of Cumulative Preferred Shares, with a par value of $100 per share, without designation as to series.

          12. The preferences, rights, restrictions or qualifications and the description and terms of the Cumulative Preferred Shares, 9.50% Series, in respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Shares, $100 par value, shall be as follows:

                         (i) The annual dividend rate for such series shall be 9.50% per share per annum, which dividend shall be calculated, per share, at such percentage multiplied by $100, payable quarterly on the first days of February, May, August and November in each year with respect to the quarterly period ending on the day preceding each such respective payment date, and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the dividend payable February 1, 1991 shall be the date of initial issuance of shares of such series.

                         (ii) Shares of such series may be redeemed by the Corporation, at its option, by action of the Board of Directors, at an optional redemption price of $109.50 per share if redeemed on or prior to October 31, 1995 and thereafter at the following optional redemption prices:

                      If Redeemed                               Optional
                    During  12 Months                           Redemption
                      Period Ending                             Price
                       October 31                               Per Share

                         1996 . . . . . . . . . . . . . . . .   $106.33
                         1997 . . . . . . . . . . . . . . . .    105.70
                         1998 . . . . . . . . . . . . . . . .    105.07
                         1999 . . . . . . . . . . . . . . . .    104.43
                         2000 . . . . . . . . . . . . . . . .    103.80
                         2001 . . . . . . . . . . . . . . . .    103.17
                         2002 . . . . . . . . . . . . . . . .    102.53
                         2003 . . . . . . . . . . . . . . . .    101.90
                         2004 . . . . . . . . . . . . . . . .    101.27
                         2005 . . . . . . . . . . . . . . . .    100.63

                    and $100 per share, if redeemed on November 1, 2005 or thereafter; provided, however, that no share of such series shall be redeemed prior to November 1, 1995, if such redemption is for the purpose or in anticipation of refunding such share, directly or indirectly, through the incurring of debt, or through the issuance of shares of capital stock ranking equally with or prior to the Cumulative Preferred Shares as to dividends or assets, if such debt has an effective interest cost to the Corporation (computed in accordance with generally accepted financial practice), or such shares of capital stock have an effective dividend cost to the Corporation (so computed), of less than 9.58% per annum.

                         (iii) The preferential amounts to which the holders of shares of such series shall be entitled upon any voluntary liquidation, dissolution or winding up of the affairs of the Corporation shall be the then applicable optional redemption price per share, as set forth in clause (ii) of this Division 12, and in the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, shall be $100 per share.

                         (iv)(1) A sinking fund shall be established for the retirement of the shares of such series. So long as there shall remain outstanding any shares of such series, the Corporation shall, to the extent permitted by law, on February 1 in each year commencing with the year 1996, redeem as and for a sinking fund requirement, out of funds legally available therefor, a number of shares equal to 5% of the total number of shares initially classified in Division 11 hereof, at a redemption price of $100 per share. The sinking fund requirements shall be cumulative so that if on any such February 1 the sinking fund requirement shall not have been met, then such sinking fund requirement, to the extent not met, shall become an additional sinking fund requirement for the next succeeding February 1 on which such redemption may be effected.

                              (2)   The  Corporation  shall  have the  non-
                    cumulative option, on any sinking fund date as provided in clause (iv)(1) of this Division 12, to redeem at the sinking fund redemption price of $100 per share an additional number of shares equal to not more than 5% of the total number of shares initially classified in Division 11 hereof. No redemption made pursuant to this clause (iv)(2) shall be deemed to fulfill any sinking fund requirement established pursuant to clause
                    (iv)(1).

                              (3) The Corporation shall be entitled, at its election, to credit against any sinking fund requirement due on February 1 of any year pursuant to clause (iv)(1) of this Division 12 shares of such series theretofore purchased or otherwise acquired by the Corporation and not previously credited against any such sinking fund requirement.

                         (v) The shares of such series shall not have any rights to convert the same into and/or purchase shares of any other series or class or other securities, or any special rights other than those specified herein.

          13.  Subject to and  in accordance  with the  provisions of  this
               Article IV, there is hereby created a series of Cumulative Preferred Shares of the par value of $100 per share which shall be designated "Cumulative Preferred Shares, 7-7/8% Series" and shall consist of a maximum of 500,000 Cumulative Preferred Shares of such series. Shares of such series redeemed or otherwise acquired by the Corporation shall be retired and shall thereafter be authorized and unissued shares of Cumulative Preferred Shares, with a par value of $100 per share, without designation as to series.

          14. The preferences, rights, restrictions or qualifications and the description and terms of the Cumulative Preferred Shares, 7-7/8% Series, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Shares, $100 par value, shall be as follows:

                         (i) The annual dividend rate for such series shall be 7-7/8% per share, per annum, which dividend shall be calculated, per share, at such percentage multiplied by $100, payable quarterly on the first days of February, May, August and November in each year with respect to the quarterly period ending on the day preceding each such respective payment date, and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the dividend payable May 1, 1992 shall be the date of initial issuance of shares of such series.

                         (ii) Shares of such series may be redeemed in whole or in part at any time by the Corporation, at its option, by action of the Board of Directors, at an optional redemption price of $107.88 per share if redeemed on or prior to February 28, 1997 and thereafter at the following optional redemption prices:

                                                              Optional
                                                              Redemption
                                                              Price
                    Redemption Date (Dates Inclusive)         Per Share

                    March 1, 1997 to February 28, 1998 . . . . .$105.25
                    March 1, 1998 to February 28, 1999 . . . . . 104.73
                    March 1, 1999 to February 29, 2000 . . . . . 104.20
                    March 1, 2000 to February 28, 2001 . . . . . 103.68
                    March 1, 2001 to February 28, 2002 . . . . . 103.15
                    March 1, 2002 to February 28, 2003 . . . . . 102.63
                    March 1, 2003 to February 29, 2004 . . . . . 102.10
                    March 1, 2004 to February 28, 2005 . . . . . 101.58
                    March 1, 2005 to February 28, 2006 . . . . . 101.05
                    March 1, 2006 to February 28, 2007 . . . . . 100.53


                    and $100 per share, if redeemed on March 1, 2007 or thereafter; provided, however, that no share of such series shall be redeemed prior to March 1, 1997, if such redemption is for the purpose or in anticipation of refunding such share, directly or indirectly, through the incurring of debt, or through the issuance of shares of capital stock ranking equally with or prior to the Cumulative Preferred Shares as to dividends or assets, if such debt has an effective interest cost to the Corporation (computed in accordance with generally accepted financial practice), or such shares of capital stock have an effective dividend cost to the Corporation (so computed), of less than 7.95% per annum.

                         (iii) The preferential amounts to which the holders of shares of such series shall be entitled upon any voluntary liquidation, dissolution or winding up of the affairs of the Corporation shall be the then applicable optional redemption price per share, as set forth in clause (ii) of this Division 14, and in the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, $100 per share.

                         (iv)(1) A sinking fund shall be established for the retirement of the shares of such series. So long as there shall remain outstanding any shares of such series, the Corporation shall, to the extent permitted by law on May 1 in each year commencing with the year 1998, redeem as and for a sinking fund requirement, out of funds legally available therefor, a number of shares equal to 5% of the total number of shares initially classified in Division 13 hereof, at a redemption price of $100 per share plus accrued unpaid dividends to the date of redemption. The sinking fund requirements shall be cumulative so that if on any such May 1 the sinking fund requirement shall not have been met, then such sinking fund requirement, to the extent not met, shall become an additional sinking fund requirement for the next succeeding May 1 on which such redemption may be effected.

                              (2)    The  Corporation shall  have  the non-
                    cumulative option, on any sinking fund date as provided in clause (iv)(1) of this Division 14, to redeem at the sinking fund redemption price of $100 per share an additional number of shares equal to not more than 5% of the total number of shares initially classified in Division 13 hereof. No redemption made pursuant to this clause (iv)(2) shall be deemed to fulfill any sinking fund requirement established pursuant to clause
                    (iv)(1).

                              (3)   The Corporation  shall be  entitled, at
                    its election, to credit against any sinking fund requirement due on May 1 of any year pursuant to clause
                    (iv)(1) of this Division 14 shares of such series theretofore purchased or otherwise acquired by the


                    Corporation and not previously credited against any such sinking fund requirement.

                         (v) The shares of such series shall not have any rights to convert the same into and/or purchase shares of any other series or class or other securities, or any special rights other than those specified herein.

          15.  Subject to  and in  accordance with  the provisions of  this
               Article IV, there is hereby created a series of Cumulative Preferred Shares of the par value of $100 per share which shall be designated "Cumulative Preferred Shares, 7% Series" and shall consist of a maximum of 250,000 Cumulative Preferred Shares of such series. Shares of such series redeemed or otherwise acquired by the Corporation shall be retired and shall thereafter be authorized and unissued shares of Cumulative Preferred Shares, with a par value of $100 per share, without designation as to series.

          16. The preferences, rights, restrictions or qualifications and the description and terms of the Cumulative Preferred Shares, 7% Series, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Shares, $100 par value, shall be as follows:

                         (i) The annual dividend rate for such series shall be 7% per share, per annum, which dividend shall be calculated, per share, at such percentage multiplied by $100, payable quarterly on the first days of February, May, August and November in each year with respect to the quarterly period ending on the day preceding each such respective payment date, and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the dividend payable August 1, 1994 shall be the date of original issue of shares of such series.

                         (ii) Shares of such series are not redeemable except as provided in clause (iv) of this Division 16.

                         (iii) The preferential amounts to which the holders of shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100 per share plus an amount equal to accrued and unpaid dividends.

                         (iv)(1)    A sinking fund shall be established for
                    the retirement of the  shares of such series.   So long
                    as there shall remain outstanding any shares of such series, the Corporation shall, to the extent permitted by law, redeem  as and for a sinking  fund requirement,
                    out of funds legally  available therefor, 50,000 shares
                    of such series,  at a sinking fund  redemption price of
                    $100 per share plus accrued and unpaid dividends to the
                    date of redemption on August 1 of each year  commencing
                    with  the year  2000.   The  sinking fund  requirements
                    shall be cumulative so that if on any such August 1 the


                    sinking fund requirement shall not have been met, then such sinking fund requirement, to the extent not met, shall become an additional sinking fund requirement for the next succeeding August 1 on which such redemption may be effected.

                              (2) The Corporation shall have the non-cumulative option, on any sinking fund date as provided in clause (iv)(1) of this Division 16, to redeem at the sinking fund redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption up to an additional 50,000 shares of such series. No redemption made pursuant to this clause (iv)(2) shall be deemed to fulfill any sinking fund redemption established pursuant to clause (iv)(1).

                              (3) The Corporation shall be entitled, at its election, to credit against the sinking fund requirement due on August 1 of any year pursuant to clause (iv)(1) of this Division 16, shares of such series theretofore purchased or otherwise acquired by the Corporation (other than pursuant to the option provided by clause (iv)(2) of this Division 16) and not previously credited against any such sinking fund requirement.

                         (v) The shares of such series shall not have any rights to convert the same into and/or purchase shares of any other series or class or other securities, or any special rights other than those specified herein.

                        ARTICLE V:  Effect of Amended Articles

               These Amended  Articles of Incorporation supersede  and take
          the  place  of  all  prior  articles  of  incorporation   of  the
          Corporation and any and all amendments thereto.


          /PAGE
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